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                                                                   EXHIBIT 10.23

ASSOCIATES FIRST CAPITAL CORPORATION
LONG-TERM EQUITY COMPENSATION PLAN
RESTRICTED STOCK AWARD AGREEMENT

You have been selected to be a Participant in the Associates First Capital Corporation Long-Term Equity Compensation Plan (the "Plan"), through this grant of shares of restricted stock (hereinafter referred to as the "Restricted Stock"), as specified below:

PARTICIPANT:

DATE OF GRANT:

NUMBER OF SHARES OF RESTRICTED STOCK GRANTED:

DATE OF LAPSE OF RESTRICTIONS:

       THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of shares of Restricted Stock by Associates First Capital Corporation, a Delaware corporation (the "Company"), to the Participant named above, pursuant to the provisions of the Plan.

       The Plan provides a description of certain terms an conditions governing the Restricted Stock. If there is any inconsistency between the terms of the Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties here to agree as follows:

       1. GRANT OF RESTRICTED STOCK. The Company hereby grants to the Participant the number of shares of Restricted Stock set forth above, subject to restrictions until the Date of Lapse of Restrictions, in the manner and subject to the terms and conditions of the Plan and this Agreement. Subject to
Section 5 herein, this Restricted Stock is awarded on the condition that Participant remain in the employ of the Company from the Date of Grant through (and including) the Date of Lapse of Restrictions, as specified above.

       However, neither such condition nor the award of this Restricted Stock shall impose upon the Company any obligation to retain Participant in his or her employ for any given period or upon any specific terms of employment.

       2. CERTIFICATE LEGEND. Each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

              "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Long-Term Equity Compensation Plan of Associates First Capital Corporation, and any rules and administrative interpretations adopted pursuant to such Plan, and a Restricted Stock grant dated_______________________." A copy of the



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              Plan, such rules, and such Restricted Stock grant may be obtained from the Secretary of Associates First Capital Corporation.

              3. REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan, shares of Restricted Stock granted under this Agreement shall become freely transferable by Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, Participant shall be entitled to receive certificates representing the Shares which have vested, and to have the legend required by paragraph 2 of this Agreement removed from his or her Common Stock certificate.

              4. VOTING RIGHTS AND DIVIDENDS. During the Period of Restriction, Participant may exercise full voting rights and is entitled to receive all dividends and other distributions paid with respect to the Restricted Stock while they are held. If any such dividends or distributions are paid in shares of Common Stock of the Company, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

              5.     TERMINATION OF EMPLOYMENT:

              (a) By Retirement, Disability, or death: In the event of a Participant's Retirement, Disability, or death, the Restricted Stock shall become vested during the applicable periods in accordance with Articles 1 and 3 hereof. In the event of the Participant's death, the beneficiary designated pursuant to Article 8 hereof, or if no such beneficiary is designated or deemed to be designated or if none survives such Holder, the executor or administrator of the estate of the descendent or the person or persons to whom the Restricted Stock shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution, shall have the right to the Restricted Stock, when vested, in accordance with the provisions of Articles 1 and 3 hereof.

              (b) By transfer to Ford or Subsidiaries: In the event the Participant transfers to Ford Motor Company ("Ford") or a Ford Subsidiary (as hereinafter defined) the Restricted Stock shall continue in effect and shall become vested during the applicable periods in accordance with Articles 1 and 3 hereof. The term "Ford Subsidiary" when used herein shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by Ford.

              (c) By termination for Cause or Resignation: In the event of the resignation of employment by the Participant or termination of the Participant's employment by the Company for Cause, all shares of Restricted Stock not vested shall be forfeited effective as of the date of such resignation or termination. For purposes of the Plan, a termination by the Company for Cause shall include termination resulting from (i) acts of insubordination, (ii) embezzlement, attempted embezzlement, theft of property or attempted theft of property, whether or not a criminal action relating thereto is initiated by the Company, (iii) conviction of a felony or any crime involving moral turpitude, (iv) material breach of any employment agreement or condition of employment with the Company, or
                     (v) violation of Company policy covering Standards of Corporate Conduct.





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       6.     EFFECT OF COMPETITIVE ACTIVITY OR INIMICAL CONDUCT. Anything
contained herein to the contrary notwithstanding, the right of the Participant to shares of unvested Restricted Stock following termination of the Participant's employment with the Company shall remain effectively only if, during the entire period from the date of the Participant's termination to the date of such exercise, the participant shall have earned out the Restricted Stock by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof. The term "subsidiary" shall mean any corporation a majority of the voting stock of which is owned directly or indirectly by the Company.

       In the event of the Participant's nonfulfillment of the condition set forth in the immediately preceding paragraph, the Participant's right to shares of unvested Restricted Stock shall cease; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of the Participant's employment) be waived by the Committee upon its determination that in its sole judgement there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary of affiliate thereof by reason of the nonfulfillment of such condition.

       Anything contained in the Plan to the contrary notwithstanding, the right of the Participant to shares of unvested Restricted Stock following termination of the Participant's employment with the Company shall cease on and as of the date of which it has been determined by the Committee that the Participant at any time (whether before or subsequent to termination of the Holder's employment) acted in a manner inimical to the best interests of the Company or any subsidiary or affiliate thereof. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any subsidiary or affiliate thereof shall be governed by the preceding paragraphs of this Article 6 and shall not be subject to any determination under this paragraph.

       7. RECAPITALIZATION. In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the number and class of shares of Restricted Stock subject to this award, may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

       8. BENEFICIAL DESIGNATION. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Person or Persons who receive the Participant's life insurance proceeds under the company-paid life insurance plan.

       9. RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Award Agreement until such time as the shares of Restricted Stock have vested, and the Shares have been issued and delivered to him or her.





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       10.    NO RIGHT OF EMPLOYMENT. This Award Agreement shall not
confer upon the Participant any right to continuation of employment by the Company, nor shall this Award Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time.

       11.1   MISCELLANEOUS.

              (a) This Award Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to this Award Agreement as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to a administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon the Participant.

              (b) With approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's vested rights under this Agreement, without the written consent of the Participant.

              (c) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

              (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

              (e) All obligations of the Company under the Plan and this Agreement, with respect to this Award Agreement, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

              (f) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.





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       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.


                                        Associates First Capital Corporation



                                        By:
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The foregoing award of shares of Restricted Stock hereby is accepted on the terms and considerations set forth herein and in the Plan.



Participant's Signature:
                         -------------------------

Note: Please sign one copy of this agreement and mail it immediately to:

Compensation Committee
c/o Mr. John W. Lee
Associates First Capital Corporation
P.O. Box 660237
Dallas, TX 75266-0237

Keep the other copy for your records.





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